QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Fulbright & Jaworski L.L.P.
865 South Figueroa Street, 29th Floor
Los Angeles, California 90017
Phone: (213) 892-9200
Fax: (213) 680-4518

September 10, 2002

FAO, Inc.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

        We have acted as special counsel for FAO, Inc., a Delaware corporation (the "Company"), with respect to rendering this opinion in connection with the Company's filing with the Securities and Exchange Commission of Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (File No. 333-78891) (as amended, the "Registration Statement"). The Amendment relates to the issuance of 62,500 shares of the Company's common stock, $0.001 par value (collectively, the "1995 Plan Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 1995 Non-Employee Directors Stock Option Plan (the "1995 Plan"), which shares were originally registered under the Securities Act of 1933, as amended, by F.A.O., Inc. (fka The Right Start, Inc.), a California corporation and predecessor to the Company.

        In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

        Based upon and subject to the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that the 1995 Plan Shares to be sold are issued and sold in accordance with the terms of the 1995 Plan, it is our opinion that when so issued and sold by the Company, the 1995 Plan shares will be legally issued, fully paid and nonassessable.

        Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Delaware. We express no opinion with respect to any other law of the State of Delaware or of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.

QuickLinks

  Exhibit 5.1